UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2009

GLOBAL ENERGY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28025	86-0951473

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

415 Madison Avenue, 15th Floor, New York, NY	10017

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-673-8435

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2009, we entered into consulting agreement, dated as of January 1, 2009, with our director, Amir Elbaz, to provide us with financial advice, advice in connection with acquisition and/or merger with other companies, divestiture of assets or other similar transactions or financings as well such other financial advisory services as we may agree with Mr. Elbaz from time to time. This agreement is in addition to the agreement with Mr. Elbaz, dated May 22, 2008.

We will pay fees to Mr. Elbaz as follows:

—	$5,000 per month. Such fee shall be paid monthly. Mr. Elbaz agreed to defer up to 80% of the monthly fees due to him to a later date in which we could afford paying him his earned fees.

—	Lump sum of $6,000 for services rendered during November and December 2008.

—	We will issue Mr. Elbaz 150,000 shares of our common stock as part of additional consideration. Such shares shall be issued on or before August 1, 2009.

The consulting services agreement with Mr. Elbaz shall terminate on December 31, 2010 if not terminated earlier by either party upon advance written notice.

Item 9.01. Financial Statements and Exhibits.

10.1	Consulting Agreement, dated as of January 1, 2009, by and between Amir Elbaz and Global Energy, Inc.*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC. By: /s/ Asi Shalgi —————————————— Asi Shalgi President and Chief Executive Officer Date: May 27, 2009